Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-214320) of Adient plc of our report dated June 20, 2017 relating to the consolidated financial statements of Yanfeng Adient Seating Co., Ltd. (formerly known as “Shanghai Yanfeng Johnson Controls Seating Co., Ltd.”), which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers Zhong Tian LLP

PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

June 29, 2017